UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 5, 2002

BANKENGINE TECHNOLOGIES, INC.
(Formerly known as Callmate Telecom International, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	000-27773	59-313-4518
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Adelaide Street West, Suite 426, Toronto, Ontario, Canada M5H 4E7
(Address of principal executive offices, including zip code)

(416) 860–9378
(Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountants.

On November 5, 2002, Kaufman Rossin & Co. (“KRC”), the independent certified public accountants for BankEngine Technologies, Inc. (the “Company”), was dismissed. While KRC never issued a report on the Company’s financial statements, the Company is unaware of any matter that would have resulted in KRC issuing an adverse opinion or a disclaimer of opinion, or one that was qualified or modified as to uncertainty, audit scope, or accounting principles.

The independent auditor for the Company for its fiscal year ending August 31, 2001 was Schwartz Levitsky Feldman LLP (“SLF”). During the year ended August 31, 2001 the reports by SLF on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, or one that was qualified or modified as to uncertainty, audit scope, or accounting principles. During the year ended August 31, 2000 the reports by Pender Newkirk & Company, CPAs (“PNC”) on the financial statements of the Company contained a going concern opinion. During the Company’s two most recent fiscal years and subsequent period up to November 5, 2002, there were no disagreements with any of the foregoing accountant(s) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

On November 5, 2002, subsequent to approval of its Board of Directors, the Company engaged Wiener, Goodman & Company, P.C. (“WGC”) to serve as the Company’s independent certified public accountants. During the Company’s two most recent fiscal years, and during any subsequent period through November 5, 2002, the Company did not consult with WGC on any accounting or auditing issues.

Item 5. Other Events

On November 1, 2002, by the written consent of the Board of Directors of BankEngine Technologies, Inc. (the “Company”), the Board of Directors unanimously approved the election of Messrs. Paul Ankcorn and Andrew Campbell as directors of the Company, to serve as a director until the next annual meeting of stockholders or until their respective successor is duly elected and qualified.

On November 1, 2002, by the written consent of the Company’s Board of Directors, the Board of Directors unanimously approved and adopted the Charter for its newly designated Audit Committee, and nominated Mr. Campbell to serve on the Audit Committee until the next annual meeting of the Board of Directors.

Paul R. Ankcorn, C.M.A. Mr. Ankcorn holds an Honours Bachelor of Business Administration degree from Wilfrid Laurier University and became a Certified Management Accountant in 1983.Mr. Ankcorn has over 17 years of corporate experience in both the public and private sector. He has been on the board of several public companies in the resource sector and is currently the president of Zenda Capital Corp where his duties include management of day-to-day operations, financing, and financial statement preparation. He is currently a director the E21 Group Inc. (YEP-CDNX) and formerly with Southern Star Resources Ltd. (YSO-CDNX). From 1989 to 1996 Mr. Ankcorn was the Secretary-Treasurer, then Vice President and then President of Northfield Minerals Inc. Prior to this Mr. Ankcorn spent seven years in various accounting positions with Gulf Canada.

Wm. Andrew Campbell, C.A. Mr. Campbell holds a Bachelor of Business Administration Degree from Bishop’s University (1976) and obtained his Chartered Accountants qualification in 1985. Mr. Campbell was a senior manager at Deloitte Touche from 1985 to 1992 primarily in the real estate and small business practice group. Subsequent to this date he has been a sole practitioner specializing in junior mining and industrial public company audits. He currently has approximately 32 junior public companies, which he reports on to various regulatory bodies including the Ontario Alberta and British Columbia Securities Commissions. In addition Mr. Campbell has provided management and advisory services to private companies and individuals related to Canadian and non-resident tax issues as well as preparation of corporate and trust returns for approximately 15 years.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit 1 – Letter, dated November 8, 2002 from KRC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 11, 2002

BANKENGINE TECHNOLOGIES, INC.

By: /s/ Joseph Alves
Name: Joseph Alves
Title: CEO